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                                                                      EXHIBIT 16



                         [ERNST & YOUNG LLP LETTERHEAD]


August 29, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K August 29, 2000, of Flowserve Corporation and are in agreement with the statements contained in Item 4(a) paragraphs (ii) through (iv) on page I therein. We have no basis to agree or disagree with other statements of the registrant contained therein.





                                             Ernst & Young LLP